EXHIBIT 15.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement No. 333-177366 on Form S-8 and Registration Statement No. 333-209734 on Form S-8 of our reports dated March 27, 2015 relating to the financial statements of Japan Macro Opportunities Offshore Partners, L.P. and Japan Macro Opportunities Master Fund, L.P. appearing in this Annual Report on Form 20-F of Renren Inc. for the year ended December 31, 2016

/s/ DELOITTE & TOUCHE

Cayman Islands
May 12, 2017

Ex. 15.4-1